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                                                                     Exhibit 4.7


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                                BIO-PLEXUS, INC.

                              TERM PROMISSORY NOTE

$250,000.00                                                 Vernon, Connecticut
                                                             September 8, 1998

      FOR VALUE RECEIVED the undersigned, BIO-PLEXUS, INC., a Connecticut corporation with its principal place of business in Vernon, Connecticut (the "Maker") hereby promises to pay to the order of CARL R. SAHI, an individual residing at 398 High Street, Coventry, Connecticut ("Holder") the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00), together with interest thereon at the rate set forth below from the date of this Note. Principal and interest shall be paid as set forth below. Payment of principal and interest shall be made in lawful money of the United States of America at the address of Holder as referenced herein or at such other place as Holder shall have designated to the Maker in writing.

      This Note shall have the following additional terms and provisions:

      1. Principal Payment. If not sooner paid, the principal amount of this Note shall be paid on September 8, 1999 (the "Maturity Date").

      2. Interest. Interest on this Note shall be payable quarterly in arrears commencing on December 8, 1998, and thereafter on March 8, 1999, June 8, 1999, and the final payment due September 8, 1999, at the place heretofore designated for the payment of principal, in like money, at the rate of eight percent (8.0%) per annum. Interest on this Note shall be computed on a 365/365 simple interest basis, that is, by applying the ratio of the annual interest rate divided by the number of days in the year times the outstanding principal balance times the actual number of days the principal balance is outstanding.

      3. Payment; Prepayment. This Note may be prepaid in whole or in part at any time without prior notice or penalty. Early payments will not relieve Maker of its obligation to make payments in accordance with the payment schedule, except upon agreement by Holder, but will be applied to reduce the unpaid principal balance and may result in reduction or elimination of one or more scheduled payments.

      4. Events of Default; Acceleration. The following shall constitute "Events of Default" under this Note:
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      (i) A default by the Maker in the payment of any part of the principal amount or interest of this Note within ten (10) days after the same shall become due and payable, whether at the Maturity Date or at any other date fixed for payment.

      (ii) The entry of a decree or order for relief by a court having jurisdiction in respect of the Maker in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of the Maker's property, or the issuance of an order for the winding-up or liquidation of the affairs of the Maker and the continuance of such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or the commencement by the Maker of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by the Maker to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of the property of the Maker, or the making by the Maker of an assignment for the benefit of creditors, or the taking by the Maker of any corporate action in furtherance of any of the foregoing.

      (iii) The dissolution and winding up of the affairs of the Maker.

      If any of the foregoing Events of Default shall occur, Holder may, at his option, by written notice to the Maker, accelerate the Maker's obligations hereunder and declare the entire unpaid principal amount, together with accrued and unpaid interest thereon, to be immediately due and payable. In addition, in such event, at Holder's election, the interest rate payable hereunder shall increase to twelve percent (12%) per annum.

      5. Remedies on Default. In case one or more Events of Default shall occur and be continuing, and this Note shall be due and payable as set forth in
Section 5 hereof and, subject to the terms hereof, Holder may proceed to protect and enforce Holder's rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law. In the event of default, the Maker agrees to pay to Holder such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, and all reasonable costs related to Holder's enforcement of Holder's rights under this Note, including, without limitation, reasonable attorneys' fees and expenses whether or not a formal action is commenced. No right, power or remedy conferred hereby upon Holder shall be exclusive of any other right, power or remedy referred to herein nor now or hereafter available at law, in equity, by statute or otherwise. No course of dealing and no delay on the part of Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Holder's rights, powers and remedies.


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      6. Exchange of Note. At the request of Holder and subject to the terms hereof, upon surrender of this Note to the Maker at its principal office, the Maker at its expense will issue in exchange hereof a new Note or Notes, in such denomination or denominations and payable to the order of such payee or payees as may be requested. Such new Note or Notes shall be in the form of this Note and shall be in an aggregate principal amount equal to the principal amount of this Note then outstanding.

      7. Replacement of Note. Upon receipt of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnification agreement by Holder in a form reasonably acceptable to the Maker, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Maker at its expense will execute and deliver, in lieu hereof, a new Note of like tenor.

      8. Transfer of Note. Transfer of this Note is subject to restrictions imposed by federal and state securities laws.

      9. Maximum Rate of Interest. Notwithstanding any provisions of this Note, it is the understanding and agreement of the Maker and Holder that the maximum rate of interest to be paid by the Maker to Holder shall not exceed the highest rate of interest permissible to be charged by Holder under applicable law. Any amount paid in excess of such rate shall be considered to have been a payment in reduction of principal.

      10. Notices. Any notice, request or instruction to be given hereunder shall be in writing, shall be hand-delivered, sent by facsimile transmission, mailed by certified mail, return receipt requested, postage prepaid and addressed as follows, if to the Maker, at 129 Reservoir Road, Vernon, Connecticut 06066; and if to Holder, addressed to Holder's address as shown on the records of the Maker. Either of the addresses specified above may be changed by notice given as herein provided. All communications will be deemed effective upon receipt.

      11. General. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut without giving effect to its choice of law provisions. The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of the terms of this Note. This Note shall be binding upon the Maker and its successors and assigns and shall inure to the benefit of and be enforceable by Holder and Holder's successors and assigns. This Note may not be modified or altered in any manner except by a signed writing. The failure of Holder at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by Holder of any condition of this Note or the breach of any provision hereof, whether by conduct or otherwise, in any one or more instances shall be deemed to be construed as a further or continuing waiver of any such condition or breach. By accepting this Note, Holder agrees to be bound by the terms and conditions hereof.


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      12. COMMERCIAL TRANSACTION. THE MAKER ACKNOWLEDGES THAT THE DELIVERY OF
THIS NOTE IS PART OF A COMMERCIAL TRANSACTION AND NOT A CONSUMER TRANSACTION AND WAIVES ANY RIGHT TO A NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, OR OTHER STATUTE OR STATUTES AFFECTING PREJUDGMENT REMEDIES AND AUTHORIZES HOLDER'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER. FURTHER, TO THE EXTENT ALLOWED UNDER APPLICABLE LAW, MAKER HEREBY WAIVES DEMAND, PRESENTMENT FOR PAYMENT, PROTEST, NOTICE OF PROTEST, NOTICE OF DISHONOR, DILIGENCE IN COLLECTION, NOTICE OF NONPAYMENT OF THIS NOTE AND ANY AND ALL NOTICES OF A LIKE NATURE.


                                       BIO-PLEXUS, INC.



                                       By /s/ Richard L. Higgins
                                          -------------------------------------
                                              Richard L. Higgins
                                              President and CEO


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